Exhibit 10.118

GUARANTY OF RECOURSE OBLIGATIONS

This GUARANTY OF RECOURSE OBLIGATIONS (“Guaranty”) is executed as of February 27, 2014, by KBS REIT PROPERTIES III, LLC, a Delaware limited liability company (“Guarantor”), in favor of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”), with reference to the following facts:

A.        Lender has agreed to make a loan (the “Loan”) in the principal amount of $102,700,000.00 to KBSIII 222 MAIN, LLC, a Delaware limited liability company (“Borrower”), to be evidenced by that certain Promissory Note of even date herewith (together with all extensions, renewals, modifications, restatements and amendments thereof, the “Note”) to be executed by Borrower and payable to Lender. The Note is to be secured by, among other things, a Deed of Trust, Security Agreement and Fixture Filing of even date herewith to be executed by Borrower, as trustor, for the benefit of Lender, as beneficiary, which is to be recorded in the Official Records of Salt Lake County, Utah (together with all extensions, renewals, modifications, restatements and amendments thereof, the “Deed of Trust”). The Deed of Trust will encumber a fee estate in certain real property located in the Salt Lake City, County of Salt Lake, State of Utah as described therein.

B.         It is a condition to Lender making the Loan to Borrower that Guarantor execute this Guaranty.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing, and in order to induce Lender to make the Loan to Borrower, Guarantor hereby agrees, in favor of Lender, as follows:

1.        Definitions and Construction.

(a)        Definitions.  The following terms, as used in this Guaranty, shall have the following meanings:

(i)         “Bankruptcy Code” means the Bankruptcy Reform Act of 1978 (11 U.S.C.), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

(ii)        “Guaranteed Obligations” means (A) indefeasible payment and performance by Borrower of any and all obligations and liabilities of any kind or character owed by Borrower to Lender under Section 11 of the Note and Section 9.1 of the Deed of Trust (but subject to the limitations on Guarantor’s obligations set forth in Section 11 of the Note and Section 9.1 of the Deed of Trust, and expressly excluding (1) Borrower’s liability under clause (vi) appearing in Section 11(a) of the Note and Section 9.1(a) of the Deed of Trust, (2) any liability for representations and warranties made by Borrower in Article 6 of the Deed of Trust pertaining to hazardous materials or in the Unsecured Indemnity Agreement, and (3) Borrower’s liability under Section 11(d) of the Note and Section 9.1(d) of the Deed of Trust) (such amounts under this clause (A) of Section 1(a)(ii) being herein called the “Performance Sums”), plus (B) interest at the Default Rate (as defined in the Note) which accrues on the Performance Sums from the date of written demand for payment under this Guaranty from Lender to Guarantor until the Performance Sums are paid in full, plus (C) all costs, including, without limitation, all reasonable attorneys’ fees and expenses incurred by Lender in connection with collection of the Guaranteed Obligations.

(iii)        “Loan Documents” shall have the same meaning as in the Deed of Trust.

(iv)        “Secured Indebtedness” shall have the same meaning as in the Deed of Trust.

(b)        Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting. The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Lender, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Lender and Guarantor.

2.        Guaranteed Obligations.  Guarantor hereby irrevocably and unconditionally guarantees to Lender, as and for Guarantor’s own debt, until full and final performance and indefeasible payment thereof has been made, payment and performance of the Guaranteed Obligations, in each case when and as the same shall become due and/or payable, it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and performance and not a guaranty of collection.

3.        Performance Under This Guaranty.  In the event of default by Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations are due to be paid or performed by Borrower, upon written demand by Lender to Guarantor, Guarantor shall promptly pay or perform the Guaranteed Obligations then due in full, and if not paid within ten (10) days after written demand therefor, shall bear interest from the date of such demand until paid at the rate equal to the lesser of (a) the Default Rate (as defined in the Note) and (b) the maximum rate then permitted for the parties to contract for under applicable law.

4.        Primary Obligations.  This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, continuing, unconditional, and irrevocable guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the issuance of the Loan Documents. Each person and entity executing this Guaranty as Guarantor agrees that it is directly, jointly and severally with any and all other guarantors of the Guaranteed Obligations, liable to Lender, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against each person or entity signing as Guarantor whether such action is brought against Borrower or any other guarantor or whether Borrower or any such other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security Lender may at any time possess. Guarantor agrees that any release which may be given by Lender to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Lender shall be under no obligation to marshal any assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

5.        Waivers.

(a)        Guarantor absolutely, unconditionally, knowingly, and expressly waives:

(i)         (A) Notice of acceptance hereof; (B) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor’s right to make inquiry of Lender to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; (F) notice of any event of default under the Loan Documents; and (G) all other notices (except if such notice is specifically required to be given to Guarantor hereunder or under any Loan Document to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(ii)        Guarantor’s right by statute or otherwise to require Lender to institute suit against Borrower or to exhaust any rights and remedies which Lender has or may have against Borrower or any collateral for the Guaranteed Obligations provided by Borrower, Guarantor or any third party. In this regard, Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owing to Lender by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(iii)        (A) Any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by statute or otherwise, arising by reason of: the impairment or suspension of Lender’s rights or remedies against Borrower; the alteration by Lender of the Guaranteed Obligations; any discharge of the Guaranteed Obligations by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations; (D) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder; and (E) any right by statute or otherwise to terminate or revoke this Guaranty.

(b)        Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Lender including any defense based upon an election of remedies by Lender under the laws of Utah or any other jurisdiction; or (ii) any election by Lender under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower.

Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower.

Guarantor waives all rights and defenses that Guarantor may have because some of the Guaranteed Obligations are secured by real property. This means, among other things:

(i)          Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower for the Guaranteed Obligations; and

(ii)         If Lender forecloses on any real property collateral pledged by Borrower for the Guaranteed Obligations, Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral pledged by Borrower for the Guaranteed Obligations, has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property.

If any of the Guaranteed Obligations at any time are secured by a mortgage or deed of trust upon real property, Lender may elect, in its sole discretion, upon a default with respect to the Guaranteed Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Documents, without diminishing or affecting the liability of Guarantor hereunder except to the extent the Guaranteed Obligations are repaid with the proceeds of such foreclosure.

Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of the Loan Documents, Guarantor hereby waives any right to assert against Lender any defense to the enforcement of the Loan Documents, whether denominated “estoppel” or otherwise, based on or arising from an election by Lender nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor might have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties.

(c)        Guarantor hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation Guarantor has or may have as against Borrower with respect to the Guaranteed Obligations; (ii) any right to proceed against Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against Borrower with respect to the Guaranteed Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of Borrower.

(d)        FURTHER, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS GUARANTY, GUARANTOR HEREBY IRREVOCABLY AGREES THAT, UNTIL PAYMENT IN FULL TO LENDER OF THE SECURED INDEBTEDNESS AND THE GUARANTEED OBLIGATIONS, GUARANTOR SHALL HAVE NO RIGHT TO RECOVER FROM BORROWER ANY CLAIMS GUARANTOR HAS OR MIGHT HAVE AGAINST BORROWER (AS SUCH TERM “CLAIM” IS DEFINED IN BANKRUPTCY CODE 11 U.S.C. §101[5] AS AMENDED FROM TIME TO TIME) IN CONNECTION WITH PAYMENTS MADE BY OR ON BEHALF OF GUARANTOR TO LENDER UNDER THIS GUARANTY AGREEMENT INCLUDING, WITHOUT IMPLIED LIMITATION, ALL RIGHTS GUARANTOR MAY NOW OR HEREAFTER HAVE UNDER ANY AGREEMENT OR AT LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, ANY LAW SUBROGATING THE GUARANTOR TO THE RIGHTS OF LENDER) TO ASSERT ANY CLAIM AGAINST OR SEEK CONTRIBUTION, INDEMNIFICATION OR ANY OTHER FORM OF REIMBURSEMENT FROM BORROWER OR ANY OTHER PARTY LIABLE FOR PAYMENT OF ANY OR ALL OF THE SECURED INDEBTEDNESS.

6.        Releases.  Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Lender may, by action or inaction:

(a)        Compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Guaranty, the other Loan Documents, or any part thereof, with respect to Borrower or any other person or entity;

(b)        Release Borrower or any other person or entity or grant other indulgences to Borrower or any other person or entity in respect thereof;

(c)        Amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or

(d)        Release or substitute any other guarantor, if any, of the Guaranteed Obligations, or enforce, exchange, release, or waive any security for the Guaranteed Obligations or any other guaranty of the Guaranteed Obligations, or any portion thereof.

7.        Obligations Unaffected.  Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor:

(a)        The dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Secured Indebtedness;

(b)        Any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else;

(c)        The non-perfection of any security interest or lien securing any or all of the Secured Indebtedness;

(d)        Any impairment of any collateral securing any or all of the Secured Indebtedness;

(e)        The failure of Lender to sell any collateral securing any or all of the Secured Indebtedness in a commercially reasonable manner or as otherwise required by law;

(f)         Any change in the corporate, limited liability company, or partnership existence, structure, or ownership of Borrower; or

(g)        Any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor, or any other party liable for any or all of the Secured Indebtedness or the Guaranteed Obligations.

8.        No Election.  Lender shall have all of the rights to seek recourse against Guarantor to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under any document or instrument evidencing the Guaranteed Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

9.        Indefeasible Payment.  The Guaranteed Obligations and the Secured Indebtedness shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Lender are no longer subject to any right on the part of any person or entity, including Borrower, Borrower as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of any of Borrower’s assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Until such full and final performance and indefeasible payment of the Guaranteed Obligations whether by Guarantor or Borrower, Lender shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to Guarantor. In the event that, for any reason, any portion of such payments to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and Guarantor shall be liable for the full amount Lender is required to repay plus any and all costs and expenses (including attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) paid by Lender in connection therewith.

10.      Financial Condition of Borrower.  Guarantor represents and warrants to Lender that Guarantor is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further acknowledges that Guarantor has read and understands the terms and conditions of the Loan Documents. Guarantor hereby acknowledges that it is Guarantor’s obligation to keep informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

11.      Representations, Warranties and Covenants.  Guarantor represents and warrants to and agrees with Lender as follows:

(a)        Guarantor has the power and authority and legal right to execute, deliver and perform its obligations under this Guaranty. This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors’ rights.

(b)        The execution, delivery, and performance by Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of Guarantor’s operating agreement or other organizational documents of Guarantor, or any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties are bound.

(c)        No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty or the validity or enforceability hereof.

(d)        The value of the consideration received and to be received by Guarantor as a result of Lender making extensions of credit to Borrower and Guarantor executing and delivering this Guaranty is reasonably worth at least as much as the liability and obligations of Guarantor hereunder, and such liability and obligations and such extensions of credit have benefited and may reasonably be expected to benefit Guarantor directly and indirectly.

(e)        Guarantor has, independently and without reliance upon Lender and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty.

(f)        Except as may have been previously disclosed in writing to Lender, there is no action, proceeding or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may materially adversely affect Guarantor’s ability to fulfill Guarantor’s obligations under this Guaranty. There are no judgments or orders for payment of money against Guarantor, which may materially adversely affect Guarantor’s ability to fulfill Guarantor’s obligations under this Guaranty. Guarantor is not in default under any agreement which default may materially adversely affect Guarantor’s ability to fulfill Guarantor’s obligations under this Guaranty.

(g)        Guarantor covenants and agrees that, as long as the Secured Indebtedness or the Guaranteed Obligations or any part thereof is outstanding:

(i)        Guarantor will furnish to Lender as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Guarantor, beginning with the fiscal year ending December 31, 2014 (i) a copy of the certified financial statements of Guarantor for such fiscal year prepared by an authorized representative approved by Lender and certified by Guarantor to its best knowledge, provided, however, that in the event that audited financial statements for Guarantor are prepared by an independent certified public accountant, Guarantor shall promptly deliver Lender a copy of said audited financial statements of Guarantor and (ii) a certificate of Guarantor to Lender stating, to Guarantor’s best knowledge, that no default under this Guaranty and no event which with notice or lapse of time or both would be a default under this Guaranty has occurred and is continuing, or if in Guarantor’s opinion a default under this Guaranty has occurred and is continuing, a statement as to the nature thereof.

(ii)         Guarantor will obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty and will promptly furnish copies thereof to Lender.

(iii)        Except for transfers permitted under the Deed of Trust and the other Loan Documents, Guarantor will at all times own directly or indirectly and free and clear of all liens and encumbrances whatsoever at least the same percentage interest in Borrower, if any, as its owns directly or indirectly on the date hereof.

12.      Subordination.

(a)        Guarantor hereby agrees that the Subordinated Indebtedness (as hereinafter defined) is deferred, postponed in favor of and subordinated to, and shall be junior in right of payment to, the prior indefeasible payment in full, in cash, of the Guaranteed Obligations, the Secured Indebtedness and satisfaction of all obligations of Borrower to Lender under the Loan Documents. If any sums shall be paid to Guarantor by Borrower or any other person or entity on account of the Subordinated Indebtedness, such sums shall be held in trust by Guarantor for the benefit of Lender and shall forthwith be paid to Lender without affecting the liability of Guarantor under this Guaranty Agreement and may be applied by Lender against the Indebtedness or the Guaranteed Obligations in such order and manner as Lender may determine in its sole discretion. Upon the request of Lender, Guarantor shall execute, deliver, and endorse to Lender such documents and instruments as Lender may request to perfect, preserve, and enforce its rights hereunder. For purposes of this Guaranty, the term “Subordinated Indebtedness” means all indebtedness, liabilities, and obligations of Borrower to Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor; provided, however, that the term “Subordinated

Indebtedness” shall not mean or include any distributions by Borrower to its constituent members or partners, direct or indirect (including Guarantor) pursuant to the formation documents of Borrower at any time when no Event of Default (as defined in the Deed of Trust) exists.

(b)        Guarantor agrees that any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to (i) any and all liens, security interests, judgment liens, charges, or other encumbrances upon Borrower’s assets securing payment of the Secured Indebtedness or any part thereof, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attached and (ii) satisfaction of all obligations of Borrower to Lender under the Loan Documents. Without the prior written consent of Lender until the Secured Indebtedness has been paid in full, Guarantor shall not (1) file suit against Borrower or exercise or enforce any other creditor’s right it may have against Borrower, or (2) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.

(c)        In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor’s relief, or other insolvency proceeding involving Borrower as debtor, Lender shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness. Lender may apply any such dividends, distributions, and payments against the Guaranteed Obligations in such order and manner as Lender may determine in its sole discretion. Guarantor hereby appoints Lender as Guarantor’s attorney-in-fact, which appointment is coupled with an interest and is irrevocable, to enable Lender to act in the place of Guarantor with respect to (i) any claim under the Subordinated Indebtedness or (ii) the receipt of any such dividends, distributions and payments.

(d)        Guarantor agrees that all promissory notes, accounts receivable, ledgers, records, or any other evidence of Subordinated Indebtedness shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

13.      Payments; Application.  All payments to be made hereunder by Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code) incurred by Lender in enforcing this Guaranty or in collecting the Guaranteed Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Lender; and third, to the balance of the Guaranteed Obligations.

14.        Attorneys’ Fees and Costs.  Guarantor agrees to pay, on demand, all attorneys’ fees (including attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty (including those brought relating to proceedings pursuant to 11 U.S.C.) or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guaranteed Obligations (or any security therefor), whether or not suit is brought.

15.        Notices.  All notices or demands by Guarantor or Lender to the other relating to this Guaranty shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by recognized courier service which provides return receipts, and shall be deemed delivered on the date of actual delivery or refusal to accept delivery as evidenced by the return receipt. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent as follows:

If to Lender:	Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07962
Attention: Senior Vice President, Real Estate Investments

With a copy to:	Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Vice President

With a copy to:	Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, California 94105
Attention: Associate General Counsel

If to Guarantor:	KBS REIT Properties III, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attention: Todd Smith, VP Controller, Corporate

With a copy to:	KBS REIT Properties III, LLC
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attention: Jeff Waldvogel, Director of Finance & Reporting

With a copy to:	KBS REIT Properties III, LLC

c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attention: James Chiboucas, Esq., Vice Chairman & Chief Legal Officer

With a copy to:	Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.

16.      Cumulative Remedies; Other Liability of Guarantor or Borrower.

(a)        No remedy under this Guaranty or under any Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any Loan Document, and those provided by law or in equity. No delay or omission by Lender to exercise any right, power, or privilege under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b)        If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be in addition to any and all other rights that Lender may ever have against Guarantor.

17.      Severability of Provisions.  If any provision of this Guaranty is for any reason held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Guaranty.

18.      Entire Agreement; Amendments.  This Guaranty constitutes the entire agreement between Guarantor and Lender pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Lender. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

19.      Successors and Assigns.  This Guaranty shall be binding upon Guarantor’s successors and permitted assigns and shall inure to the benefit of the successors and assigns of Lender; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Lender’s prior written consent. Any assignment without the consent of Lender shall be absolutely void. In the event of any assignment or other transfer of rights by Lender, the rights and benefits herein conferred upon Lender shall automatically extend to and be vested in such assignee or other transferee.

20.        No Third-Party Beneficiary.  This Guaranty is intended solely for the benefit of Lender and its successors and assigns, and no third party shall have any rights or interest in this Guaranty.

21.        Choice of Law and Venue.  The validity of this Guaranty, its construction, interpretation, and enforcement, and the rights of Guarantor and Lender, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Utah, without regard to principles of conflicts of law. To the maximum extent permitted by law, Guarantor hereby agrees that all actions or proceedings arising in connection with this Guaranty may be tried and determined in the state and federal courts located in the County of Salt Lake, State of Utah, or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. To the maximum extent permitted by law, Guarantor hereby expressly waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

22.        Waiver of Jury Trial.  To the maximum extent permitted by law, Guarantor hereby absolutely, knowingly, unconditionally, and expressly waives any right to trial by jury of any action, cause of action, claim, demand, or proceeding arising under or with respect to this Guaranty, or in any way connected with, related to, or incidental to the dealings of Guarantor and Lender with respect to this Guaranty, or the transactions related hereto, in each case whether now existing or hereafter arising, and whether sounding in contract, tort, or otherwise. To the maximum extent permitted by law, Guarantor hereby agrees that any such action, cause of action, claim, demand, or proceeding shall be decided by a court trial without a jury and that Lender may file an original counterpart of this section with any court or other tribunal as written evidence of the consent of Guarantor to the waiver of its right to trial by jury.

23.        Understandings With Respect to Waivers and Consents.  Guarantor warrants and agrees that each of the waivers and consents set forth are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to a defense or right may diminish, destroy, or otherwise adversely affect rights which Guarantor otherwise may have against the Borrower, or against any collateral, and that, under the circumstances the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents is determined to be unenforceable under applicable law, such waiver and/or consent shall be effective to the maximum extent permitted by law.

24.        Counterparts.  This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

25.        Statute of Limitations.  Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Secured Indebtedness or Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

26.        Material Inducement; No Conditions to Effectiveness.  Guarantor recognizes that Lender is relying upon this Guaranty and the undertakings of Guarantor hereunder in making extensions of credit to Borrower and further recognizes that the execution and delivery of this Guaranty is a material inducement to Lender in making extensions of credit to Borrower. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty.

27.        One-Time Transfer.  In the event of a One-Time Transfer (as defined in the Deed of Trust), Guarantor will not be relieved of its obligations under this Guaranty with respect to events arising or occurring prior to the date of such transfer. Notwithstanding the foregoing, and subject to Borrower and Guarantor’s full compliance with Section 10.2 of the Deed of Trust, Guarantor shall be released from its obligations under this Guaranty with respect to events arising or occurring after the date of a One-Time Transfer.

28.        Limitation on Constituent Liability.  Notwithstanding anything stated to the contrary in this Guaranty, under no circumstances shall the constituent partners, members, or shareholders in Guarantor (direct or indirect) have any liability for the payment or performance of any of Guarantor’s obligations hereunder.

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  IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty of Recourse Obligations as of the date first set forth above.

KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Guaranty of Recourse Obligations